SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549
                             ______________________

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) July 10, 2001

                   CE Casecnan Water and Energy Company, Inc.
             (Exact name of registrant as specified in its charter)

Republic of the Philippines            333-608             (not applicable)
(State or other jurisdiction         (Commission           (IRS Employer
 of incorporation)                   File Number)          Identification No.)

        6750 Ayala Avenue, 24th Floor, Makati, Metro Manila, Philippines
               (Address of principal executive offices) (Zip Code)

                            Douglas L. Anderson Esq.
                   CE Casecnan Water and Energy Company, Inc.
                     c/o MidAmerican Energy Holdings Company
                        302 South 36th Street, Suite 400
                                 Omaha, NE 68131
                                 (402) 341-4500
   (Name, address, including zip code, and phone number, including area code, of United States agent for service)

       Registrant's Telephone Number, including area code: (402) 341-4500

                                      N/A
          (Former name or former address, if changed since last report)

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                            Privileged & Confidential


Item 5.     Other Events

     CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reports that it has received new schedule information from the turnkey Construction Contractor for the Casecnan Project which extends the expected Substantial Completion Date for the Casecnan Project from August 31, 2001 to September 30, 2001. The Casecnan Project is a combined irrigation and 150 net MW hydroelectric power generation project located in the central part of the island of Luzon in the Republic of the Philippines. CE Casecnan further announces that, on June 25, 2001, the arbitration tribunal hearing the previously announced force majeure disputes between the Construction Contractor and CE Casecnan temporarily enjoined CE Casecnan from making calls on the demand guaranty posted by Banca di Roma in support of the Construction Contractor's obligations to CE Casecnan for delay liquidated damages. The arbitration panel has indicated that it presently expects to issue a final order in respect of force majeure disputes before the arbitration tribunal, as well as the temporary injunction, by no later than August 31, 2001.

     As previously announced, taking into account a Shareholder Support Letter executed by the ultimate parent company of CE Casecnan in February 2001 (the "February Support Letter"), and assuming payments are received under the bank guaranty supporting the Construction Contractor's obligation to pay delay liquidated damages prior to September 30, 2001, CE Casecnan believes that the funds available to it are reasonably expected to be sufficient to fund the costs of reaching completion of the Casecnan Project. However, due to the delay in completion of the project, CE Casecnan does not presently expect that it will receive significant operating revenues from the Casecnan Project prior to November 15, 2001. As a result, CE Casecnan presently expects that it will have insufficient funds available to it for purposes of making the principal and interest payments which will become due on the debt securities issued by CE Casecnan in November 1995 (the "Debt Securities") on November 15, 2001, unless its ultimate parent agrees to fund the expected short fall amount which is currently estimated to be approximately $24.6 million.

     CE Casecnan presently expects, but cannot assure, that its ultimate parent will provide it with funds in an amount sufficient to permit CE Casecnan to make the full principal and interest payments due on the Debt Securities on November 15, 2001. In this connection, CE Casecnan has been advised that the willingness of its ultimate parent to fund such November 15, 2001 shortfall will principally depend upon the progress in the pending arbitration proceedings involving the Construction Contractor, including any orders issued in the future by the arbitration panel; completion of the Casecnan Project in substantial compliance with the revised construction schedule; and performance by the National Irrigation Administration of its obligations under the Project Agreement. Under these same assumptions, CE Casecnan does not presently expect that any additional funding will be required to be provided to it by its ultimate parent in order for CE Casecnan to make future principal and interest payments on the Debt Securities following the November 15, 2001 payments.

     Except to the limited extent expressly provided for in the February Support Letter, no shareholders, partners or affiliates of CE Casecnan, including its ultimate parent, MidAmerican Energy Holdings Company, and no directors, officers or employees of CE Casecnan will guarantee or be in any way liable for payment of any of CE Casecnan's obligations. As a result, payment of CE Casecnan's

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obligations  will depend upon the  availability of sufficient  revenues from its business after the payment of operating expenses.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant, CE Casecnan, to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements, including expectations regarding the future results of operations of the Registrant. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development and construction uncertainty, operating uncertainty, acquisition uncertainty, litigation and arbitration uncertainties, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, incorporated herein by reference, for a description of such factors. The Registrant assumes no responsibility to update forward-looking information contained herein.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CE Casecnan Water and Energy Company, Inc.



                             By:    /s/ Douglas L. Anderson
                                    Douglas L. Anderson
                                    Vice President

Dated:  July 10, 2001